NOTES ON THE USE OF THE RMB LOAN CONTRACT OF THE
                           CONSTRUCTION BANK OF CHINA

I. Field of Application: The Contract applies to current-capital and fixed-assets loans executed between branches of the Construction Bank branches at all levels and the borrowing entities or individuals.

II. The blank spaces in Article 1, Article 2, Article 3 and Article 4 of the Contract are to be filled out on the basis of actual facts/figures agreed to by both parties.

III. The disbursement schedule in Article 5 of the Contract refers to the schedule of installments of loan payments by the lender to the borrower. In the case of one-time disbursements, no disbursement schedule is needed. The extra lines in the Contract should be deleted at the time of the signing of the Contract.

IV. The repayment schedule in Article 6 of the Contract refers to the schedule of repayment installments by the borrower to the lender. In the case of one-time repayment, no repayment schedule is needed. The extra lines in the Contract should be deleted at the time of the signing of the Contract.

V.    Both parties should fill out the blanks in item 2 of Article 6, item 1 of
      Article 7, item 2 of Article 9, after consultation.

VI. The blanks in Article 11 should be filled out according to the actual form of guarantee used. In the event that the third-party guarantee form is used, the name of the guarantee party(s) should be filled out in the blank, and the relevant content in the second blank be deleted; whereas in the event that the collateral and/or pledge guarantee form is used, the name of the collateral and/or pledge party(s) shall be filled out in the second blank, and the relevant content in the first blank be deleted; In the event that both guarantee party(s) and collateral and/or pledge party(s) forms are used, both blanks shall be filled out. The third blank shall be filled out based on the guarantee contract executed therewith.

VII. The blanks in items 1 and 2 of Article 13 shall be filled out by the processing bank in accordance with the rules and regulations of the
      Chinese People's Bank.
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      The blanks in items 3 and 4 of Article 13 shall be filled out with a penal sum percentage agreed on by Party A and Party B through negotiation.

VIII. Miscellaneous items not stipulated in the Contract but deemed necessary by the parties to the Contract should be defined in Article 15 with the agreement of both parties.

IX. Article 17 defines the Contract's signatories and its effective date. The Contract shall come into force only when undersigned by the respective legal representatives or the authorized deputies of Party A and Party B, and bearing the parties' official seals. Any other signatures and any seals other than the official ones shall be considered null and void. In the event that the parties to the Contract do not possess the qualification of a legal entity, the contract shall be signed by their chief executive officers or their authorized deputies.

                 CONTRACT OF THE CHINA CONSTRUCTION BANK CAPITAL
                                      LOAN

Loan Type:  (?)   [handwritten text illegible]

Contract Serial No.:  (1997) 026

Borrower: Xianyang Pianzhuan Development Co., Ltd.

Domicile:  70 West Weiyang Road, Xianyang City        Tel.:  3320891-3288

Legal Representative:  DU, Qingsong

Financial Institution with existing account and account number: 26339476

Fax:  3320567           Postal Code:  712021

Lender:  China Construction Bank, Shaanxi Branch

Domicile:  Jianyuan Hotel, Zhuque Avenue, Xi'an City  Tel.:  7614814

Legal Representative:  WANG, Weiqiang

Fax:  7614810           Postal Code:  710002

Borrower (hereinafter Party A): Xianyang Pianzhuan Development Co., Ltd.

Lender (hereinafter Party B):  China Construction Bank, Shaanxi Branch.

Whereas, Party A desires a loan from Party B;

Whereas, Party B, upon careful review and pursuant to Document #580 issued by its provincial Bank, agrees to release the loan; Therefore, for the purpose of defining each party's rights and obligations, Party A and Party B, pursuant to the relevant legal regulations and through mutual agreement, do hereby execute the Contract herein for the benefit of mutual adherence and implementation.

Article 1:  Loan Amount

Party A shall borrow from Party B the amount of Fifty million RMB yuan.

Article 2:  Purpose of loan

Party A shall use the loan for the Company's current capital turnover.

Article 3:  Term of Loan

The term of loan by Party A commences on November 20, 1997 and terminates on May 20, 1998.

Article 4:  Interest Rate and Interest of Loan

The monthly interest rate of the loan shall be .792%, and the interest is settled quarterly.

The loan interest starts to accrue on the date when the loan monies are deposited into the bank account of Party A. If, during the effective term of the Contract, the general interest rate should change, the interest rate of the loan shall be adjusted according to the regulations of the Chinese People's Bank.

Article 5:  Disbursement Schedule

Party A's disbursement schedule is as follows:
November, 1997: 50 million RMB Yuan

Article 6: Repayment schedule

Party A's repayment schedule is as follows:

May, 1998: 50 million RMB yuan

In the event that Party A wishes to make prepayment, it shall notify Party B at least three (3) business days prior to the prepayment with the consent of Party B.

Article 7: Method of Interest Payment

Party A promises to make timely interest payments in the following method:
Deduction by account transfers.

If, for any reason, Party defaults, Party B shall have the right to deduct the amount from Party A's account or suspend loan payments.

Article 8:  Loan Deduction Method

Party A promises to observe the loan repayments schedule. If, for any reason, Party A defaults, Party B shall have the right to deduct the amount of the principal, interest and relevant fees of the loan from Party A's account, either by itself or through an authorized third party.

Article 9:  Alteration and Termination of Contract

1. After the Contract comes into force, neither Party A nor Party B shall be able to unilaterally alter or terminate the Contract.

2. If Party A, due to change of circumstances, despite its efforts, still fails to settle the loan at maturity, a written petition for extension should be submitted by Party A to Party B. Only one extension shall be granted for each loan. The petition must be submitted at least fifteen (15) business days prior to the maturity of the loan. The petition should also be accompanied by a written guarantee by the third party guarantor or pledger for the extension of loan repayment. With the approval of Party B, an agreement of the extension of loan repayment shall be executed as an appendix to the Contract herein.

3. Should Party A assign the rights and obligations under the Contract to a third party, a written consent from Party B should be obtained prior to the assignment; the act of assignment will not be valid until the assignee and Party B have executed another loan contract.

4. If either Party A or Party B undergoes changes in its structure, such as merge, split-up, sub-contraction, or restructuring into a shareholders corporation, the obligations and rights in implementing the loan contract shall be transferred to the new authorities.

Article 10: If, during the life of the loan, Party A undergoes changes in its operation methods, such as sub-contraction, leasing-out, merge and acquisition, joint venture, split-up, joint management or restructuring into a shareholders corporation, notification should be served to Party B at least thirty (30) days prior to the change. Only with the written approval of Party B at the relevant contracts (documents) pertaining to such structural changes, shall Party A be permitted to carry out its structural change action.

Article 11:  Loan Guarantee

In regard to the principal and interest of the loan hereunder and the relevant fees, ( entity name) shall act as Party A's guarantor and/or shall provide necessary guarantee; a separate guarantee contract shall be attached to the Contract herein.

Article 12: The Principal Rights and Obligations of Party A and Party B.

1. Party A shall have the right to ask Party B to release the loan as agreed upon in the Contract.

2. Party A shall repay the entire loan, principal and interest, within the term defined in the Contract.

3. Party A must use the loan for the purpose defined hereunder; it shall not use the loan for any other purpose without the written consent of Party B.

4. Upon the request of Party B, Party A shall provide such information as schedules, statistics, financial and accounting statements, etc.

5. Party B shall have the right to review the use of loan.

6. Party B shall have the right to monitor Party A's capital assets and business operations.

7. Party B shall promptly disburse loan payments within the term defined by the Contract.

Article 13:  Liabilities for Breach of Contract.

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

1. In the event that Party A uses the loan for purpose other than defined in the Contract, Party B shall have the right to collect interest, at the daily rate of 0.06%, on the misused portion of loan for the breach period.

2. In the event that Party A fails to make loan repayments or fails to observe the loan repayment schedule as defined in the Contract, the overdue amount shall be treated as overdue loan; Party B shall have the right to collect interest, at the daily rate of 0,04%, on the overdue loan for the overdue period.

      In the event that Party A intentionally chooses to transfer its capital in order to dodge loan repayment in spite of its repayment ability, Party B shall have the right to impose joint credit sanction on Party A, and shall have the right to collect interest, at the daily rate of 0.06%, on the overdue loan for the overdue period.

3. In the event that Party A violates the stipulation in Article 10, by changing its business structure without the consent of the other party, thus forfeiting the creditor's right and inflicting a loss in the loan capital, Party B shall have the right to retrieve part or all of the loan, and shall have the right to collect the penal sum of 10% of the entire loan from Party A.

4. In the event that Party A violates the stipulation in Article 15, Party B shall have the right to collect the penal sum of 10% of the entire loan from Party A.

5. In the event of any of the following incidents occurred to Party A during the effective term of the Contract, Party B shall have the right to stop the releasing of any undisbursed loan payments, retrieve the principal and interest of the released loan payments ahead of schedule, or forfeit the items of security or deposit, and shall have the right to deduct the amount directly from Party A's account:

5.1 Failure to use the loan for the purpose defined in the Contract, and refusal to rectify the situation despite Party B's demand for such action within a given time;

5.2 False information of schedules, statistics, financial and accounting statements, etc. provided by Party A;

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



5.3 In the case when a third party's guarantee and/or collateral/pledged is involved, either the guarantor of the loan violates the guarantee contract or lose the ability of collateral power, or the collateral/pledging party violates the collateral/pledge contract or when the collateral/pledged items are destroyed or damaged in accidents, thus becoming insufficient to repay the principal and interest of the loan hereunder, and failure by Party A to find new guarantee and/or collateral/pledge which can meet the standards of Party B's requirements;

5.4   Defaults on interest payments according to schedule.

5.5 Party A's involvement or pending cases in major litigation(s) or arbitration proceedings, or some other legal disputes.

5.6 Other action(s) that could impair Party A's repayment ability or that reveals Party A's lack of sincerity in repaying the loan.

Article 14: Methods of settling disputes over the Contract

Should any disputes arise during the course of implementing the Contract, Party A and Party B shall endeavor to resolve them by way of consultation. In the event consultation fails, litigation can be filed to the People's Court where the lending bank (Party B) is domiciled. In the process of consultation and litigation, both parties shall still honor the articles in Contract not under the disputes.

Article 15: Other Miscellaneous items hereunder in the Contract agreed to by Party A and Party B.

1. Prior to the full repayment to Party B's loan, Party A shall not pledge its fixed asset constituted by Party B's loan to a third party.

2. Prior to a full payment of Party B's loan, Party A shall not offer to a third party any guarantee that exceeds its debt liabilities.

3.    Party A promises to reserve enough funds for its payment of interest.

4. Party A is willing to accept compulsory execution, should it fails to repay the loan on time.

Article 16: In respect to the areas unspecified in the Contract, Party A and Party B shall both act in accordance with the relevant national laws, conventions and financial regulations.
                                       8

Article 17: This Contract shall come into force when signed by the legal representatives of respective parties, or their authorized deputies, and bearing their respective official stamp, and shall be terminated upon the full repayment of the principal and interest of the loan hereunder in Contract.

Article 18: This Contract is in four original copies. Party A and Party B each retains one copy, and the guarantors, if any, shall each retain one copy.

Party A                       Party B
Legal Representative          Legal representative
or(authorized deputy):        or(authorized deputy): YANG, Junhua-
LI, Haiying                   [signed]

Date:                         Date:  November 20, 1997
[Official Stamp of                  [Official Stamp of
Xianyang Pianzhuan
Development Co. Ltd.]         China Construction Bank, Shaanxi Branch]
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